Exhibit 99.1

DR. DAVID C. STUMP APPOINTED TO REGENXBIO BOARD OF DIRECTORS

ROCKVILLE, MD, Oct. 15, 2015 – REGENXBIO Inc. (Nasdaq:RGNX), a leading biotechnology company in gene therapy, today announced the appointment of David C. Stump, M.D., to its board of directors.

“David’s expertise in clinical research and development, as well as his experience advancing therapies through the regulatory process to FDA approval, will be of great value as REGENXBIO prepares to advance gene therapy treatments into the clinic,” said Don Hayden, Chairman of REGENXBIO’s board of directors. “We welcome him to the REGENXBIO board.”

Dr. Stump has more than 20 years of biopharmaceutical leadership experience. Most recently, Dr. Stump was Executive Vice President, Research and Development at Human Genome Sciences, Inc. Prior to joining Human Genome Sciences, Dr. Stump served in roles of increasing responsibility at Genentech, Inc., including Vice President, Clinical Research and as a Genentech Fellow. Dr. Stump began his career as an Associate Professor of Medicine and Biochemistry at the University of Vermont.

“REGENXBIO’s proprietary NAV Technology Platform has generated gene therapy treatments with the potential to transform the lives of patients suffering from severe diseases with significant unmet medical needs,” said Dr. Stump. “I look forward to working with REGENXBIO to successfully advance its gene therapy treatments into clinical development and expand the pipeline of AAV gene therapies.”

Dr. Stump earned an A.B. from Earlham College and an M.D. from Indiana University, followed by residency and fellowship training in internal medicine, hematology, oncology and biochemistry at the University of Iowa, and further postgraduate training in hemostasis and thrombosis at the University of Leuven, Belgium. He is board certified in internal medicine, hematology and medical oncology, and is a Fellow of the American College of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology at the American Heart Association. He also serves as a member of the boards of directors at Portola Pharmaceuticals, Inc., MacroGenics, Inc. and Sunesis Pharmaceuticals, Inc., as well as on the board of trustees of Earlham College.

About REGENXBIO

REGENXBIO is a leading biotechnology company focused on the development, commercialization and licensing of recombinant adeno-associated virus (AAV) gene therapy. REGENXBIO’s NAV Technology Platform, a proprietary AAV gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. REGENXBIO’s mission is to transform the lives of patients suffering from severe diseases with significant unmet medical need by developing and commercializing in vivo gene therapy products based on REGENXBIO’s NAV Technology Platform. REGENXBIO seeks to accomplish this mission through a combination of internal development efforts and third-party NAV Technology Platform licensees. REGENXBIO’s NAV Technology Platform is currently being applied in the development of 23 product candidates for a variety of diseases, including five internally developed candidates and 18 partnered candidates developed by REGENXBIO’s licensees.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, REGENXBIO’s research, development and regulatory plans for its gene therapy treatments. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, the ability to obtain and maintain regulatory approval of REGENXBIO’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing REGENXBIO’s product candidates; REGENXBIO’s ability to obtain and maintain intellectual property protection for our product candidates; REGENXBIO’s ability to establish and maintain development partnerships; REGENXBIO’s expectations regarding federal, state and foreign regulatory requirements; regulatory developments in the United States and foreign countries, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of REGENXBIO’s Registration Statement on Form S-1 (File No. 333-206430), as amended, which is on file with the Securities and Exchange Commission (SEC), declared effective on September 16, 2015 and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in REGENXBIO’s Registration Statement on Form S-1 and other filings with the SEC, other unknown or unpredictable factors also could affect REGENXBIO’s results. There can be no assurance that the actual results or developments anticipated by REGENXBIO will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, REGENXBIO. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. REGENXBIO cautions investors not to rely too heavily on the forward-looking statements REGENXBIO makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). REGENXBIO undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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